SECURITIES AND EXCHANGE COMMISSION
                     Washington, DC  20549




                            FORM 8-K



                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934



 Date of Report (Date of earliest event reported) June 10, 2004



                     TELCO-TECHNOLOGY, INC.
     (Exact name of Registrant as specified in its charter)




Delaware                       0-28887                    22-3328734
(State or other jurisdiction   (Commission          (I.R.S. Employer
of incorporation               or File number)        Identification
organization)                                                Number)



68 Skyview Terrace
Clifton, New Jersey                                            07013
(Address of principal                                  (Postal Code)
executive offices)



Registrant's telephone number, including area code: (973)  523-0835

Item 5.   Other Events and Regulation FD Disclosure.

     Telco-Technology, Inc. (the "Company") has terminated the proposed transaction as contemplated by a previously reported letter of intent to merge with a Hong Kong-based media company with operations in Beijing, China. As a result, the Company will continue its search to locate and consummate a merger or acquisition with another entity.

                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              TELCO-TECHNOLOGY, INC.
                              (Registrant)


Dated:  June 15, 2004         By:  /s/ Donald R. McKelvey
                              Name:    Donald R. McKelvey
                              Title:   Chairman of the Board and
                                       President